THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
                                            AND
                                        SUBSIDIARIES






COMPANIES                                       STATE INCORPORATED


A&P Wine and Spirits, Inc.                           Massachusetts
ANP Properties I Corp.                               Delaware
ANP Sales Corp.                                      Maryland
APW Produce Company, Inc.                            New York
APW Supermarket Corporation                          Delaware
APW Supermarkets, Inc.                               New York
Big Star, Inc.                                       Georgia
The Great Atlantic and Pacific
  Tea Company, Limited (NRO)                         Canada
  The Great Atlantic & Pacific Company
  of Canada, Limited
    d/b/a A&P and New Dominion                       Canada
    A&P Drug Mart Limited                            Ontario
    A&P Properties Limited                           Ontario
    Food Basics, Limited                             Ontario
    3399486 Canada Inc.                              Canada
    The Barn Fruit Markets Inc.                      Ontario
    G. A. Love Foods Inc.                            Ontario
    Love's York Properties Inc.                      Ontario
Borman's, Inc. d/b/a Farmer Jack                     Delaware
Compass Foods, Inc.                                  Delaware
Family Center, Inc. d/b/a Family Mart                Delaware
Futurestore Food Markets, Inc.                       Delaware
Gerard Avenue, Inc.                                  Delaware
The Great Atlantic & Pacific Tea Company
  of Vermont, Inc.                                   Vermont
Hamilton Property I, Inc.                            Delaware
Hopelawn Property I, Inc.                            Delaware
Kohl's Food Stores, Inc.                             Wisconsin
Kwik Save Inc.                                       Pennsylvania
Limited Foods, Inc.                                  Delaware
LO-LO Discount Stores, Inc.                          Texas
Montvale Holdings, Inc.                              New Jersey
North Jersey Properties, Inc. I                      Delaware
North Jersey Properties, Inc. II                     Delaware
North Jersey Properties, Inc. III                    Delaware
North Jersey Properties, Inc. IV                     Delaware
North Jersey Properties, Inc. V                      Delaware
North Jersey Properties, Inc. VI                     Delaware
Richmond, Incorporated
  d/b/a Pantry Pride & Sun, Inc.                     Delaware
Regina Properties, Inc.                              New Jersey




COMPANIES                                            STATE INCORPORATED

St. Pancras Company Limited                          Bermuda
St. Pancras Too, Limited                             Bermuda
Shopwell, Inc. d/b/a Food Emporium                   Delaware
Southern Acquisition Corporation                     Delaware
Southern Development, Inc. of Delaware               Delaware
Super Fresh Food Markets, Inc.                       Delaware
Super Fresh Food Markets of Maryland, Inc.           Maryland
Super Fresh/Sav-A-Center, Inc.                       Delaware
Super Fresh Food Markets of Virginia, Inc.           Delaware
Super Market Service Corp.                           Pennsylvania
Super Plus Food Warehouse, Inc.                      Delaware
Supermarket Distribution Service Corp.               New Jersey
Supermarket Distribution Service
   - Florence, Inc.                                  New Jersey
Supermarket Distribution Services, Inc.              Delaware
Supermarket Systems, Inc.                            Delaware
Tea Development Co., Inc.                            Delaware
The South Dakota Great Atlantic &
  Pacific Tea Company, Inc.                          South Dakota
Transco Service-Milwaukee, Inc.                      New Jersey
Waldbaum, Inc.
  d/b/a Waldbaum, Inc. and Food Mart                 New York
W.S.L. Corporation                                   New Jersey
2008 Broadway, Inc.                                  New York